As filed with the Securities and Exchange Commission on November 16, 2015

Registration No.____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

messageBgone, Inc.
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

7370

(Primary Standard Industrial Classification Code Number)

30-0881998

(I.R.S. Employer Identification Number)

53 Moo 3

Tha Hin, Banpho

Chachoengsao 24130THAILAND

Country Code: (1) Telephone No.: (702) 381-5798

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Arraya Wilaiphan

President

messageBgone, Inc.

2360 Corporate Circle, Suite 400

Henderson, Nevada 89074-7739

(702) 381-5798

E-mail: arraya.wilaiphan@messagebgone.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [3]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	9,000,000	$0.02 [1]	$180,000	$18.13 [2]

[1] No exchange or over-the-counter market exists for messageBgone, Inc. common stock. The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

 [2] Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended "Securities Act" (Estimated for the sole purpose of calculating the registration fee).

[3] Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

We are an "Emerging Growth Company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act"), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on Page 10.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED ______________________, 2015

PROSPECTUS

Subject to Completion ____________, 2015

messageBgone, Inc.

A Nevada Corporation

9,000,000 Shares of Common Stock of messageBgone, Inc.

$0.02 per share

$180,000 Maximum Offering

Prior to this offering, there has been no public trading market for our common stock. Our common stock is not presently traded on any market or securities exchange. We are registering 9,000,000 shares of our common stock for sale to the public. We are selling all of the shares. The price for the shares will be $0.02 per share until the shares are quoted on the Over-The-Counter Bulletin Board (OTCBB) and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market or securities exchange. Additionally, we cannot provide any assurance that our common stock will ever be traded on the OTCBB, or on any other exchange. To be quoted on the OTCBB, or another exchange, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangements with any market makers to quote our shares.

No underwriter or person has been engaged to facilitate the sale of shares of common stock being sold in this offering. The offering is being made on a self-underwritten, "best efforts" basis. Our President, Arraya Wilaiphan, will sell the shares on our behalf. No underwriting commissions or proceeds will be paid for selling the shares on our behalf. We will receive all proceeds from the sale of the shares being registered. There is no minimum number of shares each investor will be required to purchase.

All of the shares being registered for sale hereby will be sold at a price per share of $0.02 for the duration of the offering. Assuming all shares being offered are sold, we will receive $180,000 in gross proceeds. There is no minimum amount we are required to raise from this offering and any funds received will be immediately available to us. There is no guarantee that this offering will raise enough funds for us to implement our business plan. Additionally, there is no guarantee that a public market for our securities will ever develop and you may be unable to sell your shares.

Shares Offered by the Company	Price to the Public	Selling Agent Commissions	Proceeds to the Company
Per Share	$0.02	Not applicable	$0.02
Minimum Purchase	None	Not applicable	Not applicable
Total (9,000,000 shares)	$180,000	Not applicable	$180,000

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The shares being offered by this prospectus will be offered for a period not to exceed one year from the original effective date of this prospectus.

An investment in our common stock involves a high degree of risk.We urge you to carefully read the "Risk Factors" section beginning on Page 10, where we describe specific risks associated with an investment in messageBgone, Inc. and these securities, before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The date of this prospectus is __________, 2015.

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Table of Contents

PROSPECTUS SUMMARY	6
A Cautionary Note on Forward-Looking Statements	6
Being an Emerging Growth Company	6
Emerging Growth Company Exemptions	7
Our Company	8
The Offering	8
Use of Proceeds	9
Termination of the Offering	9
Terms of the Offering	9
Summary of Financial Information	9

RISK FACTORS	10
Risks Related to The Offering	10
Risks Related to Our Business	12
Risks Related to Our Common Stock	16

USE OF PROCEEDS	20

DETERMINATION OF OFFERING PRICE	21

DILUTION	22

PLAN OF DISTRIBUTION	22

DESCRIPTION OF SECURITIES TO BE REGISTERED	25
Common Stock	25
Preferred Stock	25
Preemptive Rights and Non-Cumulative Voting	25
Cash Dividends	26
Anti-Takeover Provisions	26

STOCK TRANSFER AGENT	26

LEGAL PROCEEDINGS	26

DESCRIPTION OF BUSINESS	26
Business Development	26
Our Business	26
Market Opportunity	27
Employees and Employment Agreements	28

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	28
Company Overview	28
Plan of Operations	28
Liquidity and Capital Resources	30
Off-Balance Sheet Arrangements	30
Intellectual Property	30
Regulatory Matters	31
Environmental Laws	31

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	31

INTERESTS OF NAMED EXPERTS AND COUNSEL	32

FINANCIAL STATEMENTS	32

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	42

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	42
Officers and Directors	42
Background of Officer(s) and Director(s)	42
Conflicts of Interest	43
Involvement in Certain Legal Proceedings	43

EXECUTIVE COMPENSATION	43
Summary of Compensation	43
Long-Term Incentive Plan Awards	44
Employment Agreements	44
Director Compensation	44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45

CHANGES IN CONTROL	45

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	45

REPORTS TO SECURITY HOLDERS	46

DISCLOSURE OF THE SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT OF 1933 LIABILITIES	46

PART II - INFORMATION NOT REQUIRED IN THIS PROSPECTUS	48

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	48

INDEMNIFICATION OF DIRECTORS AND OFFICERS	48

RECENT SALES OF UNREGISTERED SECURITIES	49

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES	49

UNDERTAKINGS	50

SIGNATURES	51

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PROSPECTUS SUMMARY

As used in this prospectus, the terms "we," "us," "our," "the Company" or "our Company," refer to messageBgone, Inc. unless otherwise indicated.

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Being an Emerging Growth Company

messageBgone, Inc. is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or to change the management of the Company.

The Company is an emerging growth company and the Company intends to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jumpstart Our Business Startups Act of 2012.

An issuer remains an emerging growth company until the earliest of:

The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

The last day of the fiscal year following the fifth anniversary of its initial public offering date;

The date on which, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

The date on which, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

The date on which, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

The date on which it is deemed to be a "large accelerated filer", as defined in section 240.12b–2 of Title 17, Code of Federal Regulations, or any successor for that matter.

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Emerging Growth Company Exemptions

An emerging growth company could be capable of taking advantage of several exemptions, such as: Say-On-Pay. Section 14A(e) of the Securities Exchange Act of 1934 has been amended to exempt emerging growth companies from the "say-on-pay", "say-on-pay frequency" and "say-on-golden parachute" requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a "say-on-pay" vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the "say-on-pay-frequency" and "say-on-golden parachute" provisions of Rule 14a-21 promulgated under the Securities Exchange Act of 1934, as amended.

The U.S. Securities and Exchange Commission has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

Pay-versus-Performance. Section 14(i) of the Securities Exchange Act of 1934 has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act.

CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The Securities and Exchange Commission has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

Financial Statement Requirements. Section 7 of the Securities Act of 1933, as amended, has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the U.S. Securities and Exchange Commission by an emerging growth company. Similarly, an emerging growth company need only present its Management's Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an "issuer," as defined in Section 2 of the Sarbanes Oxley Act of 2002. (Generally, a non-public company is required to comply with such new or revised accounting standards. Similar changes were also made to Section 13(a) of the Securities Exchange Act of 1934, as amended.)

Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer's registered public accounting firm. Currently, this requirement is only applicable to "accelerated filers" and "large accelerated filers " as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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The exemptions listed above could be available to the Company and the Company intends to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jumpstart Our Business Startups Act of 2012.

The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934, as amended.

The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country. However, the Company intends to primarily sell shares in Thailand and the United States.

Our Company

messageBgone, Inc. was incorporated in the State of Nevada as a for-profit Company on August 25, 2015, and established a fiscal year-end of August 31st. We are a development-stage company that intends to develop and provide a subscription-based communications service that will give customers the ability to send and receive secure point-to-point e-mail messages and attachments in a closed system. The Company has not yet implemented its business model and to date has generated no revenues. Neither the Company's management nor any affiliates of the Company or its management have previously been involved in the management or ownership of a development-stage company.

Since its incorporation, messageBgone, Inc. has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations, nor has the Company any plans, nor does any of its stockholders have any plans, to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither management nor the Company's shareholders have plans or intentions to be acquired. messageBgone, Inc. is not a "blank check" registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Our business office is located at: 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074-7739. Our telephone and facsimile number is: (702) 381-5798 and, our website address is www.messagebgone.com.

As of August 31, 2015, the end of our most recent fiscal year, we had raised $10,000.00 through the sale of our common stock. We had $5,945 cash on hand and liabilities of $0.00. In addition, we anticipate incurring costs associated with this offering totaling approximately $9,370. As of the date of this prospectus, we have generated no revenues from our business operations.

The Offering

We have 10,000,000 shares of common stock issued and outstanding and are registering an additional 9,000,000 shares of common stock for offering to the public. We will endeavor to sell all 9,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock. For a complete description of the terms and conditions of our common stock, you are referred to the section in this prospectus entitled "Description of Securities to be Registered" beginning on Page 25 of this prospectus.

Shares of common stock offered.	9,000,000
Minimum number of shares to be sold in this offering.	None
Shares of common stock outstanding before the offering. (1)	10,000,000
Shares of common stock outstanding after the offering. (2)(3)	19,000,000

_______________

(1)

Prior to this offering, the Company's sole officer and director owned 100% of the outstanding shares of the Company and if all 9,000,000 shares are sold, he will own 52.63% after this offering is completed. As a result, he will have control of the Company.

(2)	The shares being offered by this prospectus will be offered for a period not to exceed twelve months from the original effective date of this prospectus.

(3)

There is no public market for the common shares. The price per share is $0.02. messageBgone, Inc. may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if messageBgone, Inc. common stock is quoted or granted a listing, a market for the common shares may not develop.

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Use of Proceeds

We will receive all proceeds from the sale of the common stock by us. If all 9,000,000 shares of common stock being offered by us are sold, the total gross proceeds to us would be $180,000. We intend to use the proceeds from this offering to cover the costs associated with this offering (estimated at $9,370), for the initial funding of our business development and for the purpose of general working capital. See the section entitled "Use of Proceeds" beginning on Page 20 of this prospectus for more information. As of the date of this prospectus, we have generated no revenues from our business operations.

Termination of the Offering

This offering will conclude when all 9,000,000 shares of common stock have been sold, or ninety days after the registration statement becomes effective with the Securities and Exchange Commission. We may, at our discretion, extend the offering period for an additional ninety days.

Terms of the Offering

Our sole officer and director will sell the common stock upon this registration statement being declared effective by the Securities and Exchange Commission.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the period stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with the section entitled "Management's Discussion and Analysis or Plan of Operation" and the financial statements and the related notes thereto, included elsewhere in this prospectus.

BALANCE SHEET	As of August 31, 2015 (Year end)
Total Assets	$7,445
Total Liabilities	Nil
Shareholder's Equity	$7,445

OPERATING DATA	August 25, 2015 (Inception) Through August 31, 2015 (Year end)
Revenue	Nil
Net Income (Loss)	$(2,555)
Net Income (Loss) Per Share	$(0.00)

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As shown in the financial statements accompanying this prospectus, we have had no revenues to date and have incurred only losses since our inception. We have had no operations and have been issued a "going concern" opinion from our auditors, based upon our reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before investing in our common stock. You are urged to carefully review and consider the section entitled "Risk Factors" beginning on Page 10 of this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, resulting in the loss of all or part of your investment. In the event our common stock fails to become publicly traded, you may also lose all or part of your investment.

Risks Related to The Offering

AS THERE IS NO MINIMUM FOR OUR OFFERING, IF ONLY A FEW PERSONS PURCHASE SHARES, THEY WILL LOSE THEIR INVESTMENT WITHOUT THE COMPANY BEING ABLE TO MAKE A SIGNIFICANT ATTEMPT TO IMPLEMENT ITS BUSINESS PLAN.

Since there is no minimum amount of shares that must be sold directly by the company under this offering, if a limited number of shares are sold, we may not have enough capital to fully implement our proposed plan of operations. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the "going concern" modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the development and growth of our business, and may cause our business to fail. If our business fails, investors will lose their entire investment.

WE ARE A DEVELOPMENT-STAGE COMPANY WITH A LIMITED OPERATING HISTORY AND MAY NEVER BE ABLE TO CARRY OUT OUR PROPOSED PLAN OF OPERATIONS OR ACHIEVE ANY SIGNIFICANT REVENUE OR PROFITABILITY.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have not generated any revenues to date. Any profitability in the future from our business will be dependent upon the successful development and implementation of our proposed communications product and its successful marketing and sale, which are subject to numerous risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operations and investors may lose their entire investment.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through Arraya Wilaiphan, our sole officer and director, who will receive no commissions or other remuneration from any sales made. Mr. Wilaiphan will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless Mr. Wilaiphan is successful in selling all of the shares and we receive the maximum amount of proceeds from this offering, we may have to seek alternative financing to implement our plan of operations.

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WE MAY NOT BE ABLE TO FURTHER IMPLEMENT OUR BUSINESS STRATEGY UNLESS SUFFICIENT FUNDS ARE RAISED IN THIS OFFERING.

We may not realize sufficient proceeds from this offering to further business development, or to provide adequate cash flow for our planned business activities. As of August 31, 2015 we had $5,945 cash on hand and have sustained a net loss of $2,555. We have not generated any revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, the design and development of our proposed communications offering, business development and marketing costs.

We do not currently have any arrangements for financing and our ability to obtain additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations. There is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us. Failure to secure additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

BECAUSE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS ALL OF OUR OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT DECISIONS INFLUENCED BY HIM ARE INCONSISTENT WITH THE BEST INTERESTS OF OTHER STOCKHOLDERS.

Arraya Wilaiphan, our sole officer and director, currently owns all of the outstanding shares of our common stock, and, upon completion of this offering, will likely own a large percentage of our outstanding common stock. Accordingly, he may have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control of our company. Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to our company. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of our sole officer and director may still differ from the interests of other stockholders.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of August 31, 2015, the company has not generated revenue, has no certainty of earning revenue in the future, and has a working capital deficit and a net loss of $2,555 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenue will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our proposed product and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenue will be in future periods. As such, our independent certified public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should carefully consider our independent certified public accountants' comments when determining if an investment in the company is suitable.

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WE ARE AN "EMERGING-GROWTH COMPANY" UNDER THE JOBS ACT, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

WE MAY BE UNABLE TO COMPLY WITH DISCLOSURE CONTROLS AND PROCEDURES NECESSARY TO MAKE REQUIRED PUBLIC FILINGS.

We currently have no full-time employees other than our sole officer and director, although we intend to add personnel following this offering. Given our limited resources, we may be unable to maintain effective controls to insure that we are able to make all required public filings in a timely manner. If we are successful in having our common stock listed on a stock exchange or quotation service, and if we do not make all public filings in a timely manner, our shares of common stock may be delisted and we could also be subject to regulatory action and/or lawsuits by stockholders.

AS A SECTION 15(D) FILER, WE WILL NOT BE A FULLY REPORTING COMPANY.

We will not be subject to the proxy rules under Section 14 of the Securities Exchange Act of 1934, as amended, the prohibition of short-swing profits under Section 16 of the Securities Exchange Act of 1934, as amended, the third-party tender offer rules, or the beneficial ownership reporting requirements of Sections 13(d) and (g) of the Securities Exchange Act of 1934, as amended. If we have less than three hundred shareholders following the fiscal year in which our registration statement becomes effective, our periodic reporting obligations under Section 13(a) will be automatically suspended under Section 15(d) of the Securities Exchange Act of 1934, as amended.

Risks Related to Our Business

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

We are entirely dependent on the efforts of Araya Wilaiphan, our sole officer and director, because of the time and effort that he devotes to messageBgone, Inc. Mr. Wilaiphan is in charge of overseeing all business development strategies, supervising any/all future personnel, including any consultants or contractors that we will engage to assist in developing our proposed communications product, and the establishment of our future sales and marketing efforts. The loss of Mr. Wilaiphan, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. We do not maintain "key person" life insurance on our officers, directors or key employees. Our success will depend on the performance of Mr. Wilaiphan and our ability to attract and motivate other key personnel.

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SHAREHOLDERS MAY HAVE DIFFICULTIES ENFORCING THEIR LEGAL RIGHTS UNDER UNITED STATES SECURITIES LAWS BECAUSE OUR SOLE OFFICER AND DIRECTOR RESIDES OUTSIDE OF THE UNITED STATES.

While we are a Nevada corporation, our sole officer and director resides in the province of Chachoengsao in Thailand. His ability to travel to the United States is dependent on a number of factors, some of which may be outside of his control. These include: availability; financial, geographical and personal matters; and, passport and visa regulations. Although in person jurisdiction may be difficult to obtain, our sole officer and director remains subject to his obligations as an officer and director of a Nevada corporation and the federal securities laws applicable to officers and directors of United States corporations. However, no assurances can be made that our sole officer and director will be able to attend any event in the United States in a timely manner or at all. Therefore, an investor may not be able to effect service of process on our sole officer and director in the United States, or enforce a judgment against our sole officer and director. Additionally, courts in the Kingdom of Thailand may not recognize or enforce United States judgments.

PRESENTLY, THE COMPANY'S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS INTERESTS AND, AS SUCH, HE IS NOT DEVOTING ALL OF HIS TIME TO THE COMPANY.

Our sole officer and director, Arraya Wilaiphan, has other outside business activities, but he is committed to devote approximately 15 hours per week to our operations. Our operations may be sporadic and occur at times when Mr. Wilaiphan is unavailable, which may lead to periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of our business.

OUR SOLE OFFICER AND DIRECTOR HAS NO DIRECT EXPERIENCE IN COMMUNICATIONS, OR SOFTWARE DEVELOPMENT.

Arraya Wilaiphan, our sole officer and director, has no direct experience in communications or software development. As a result, he may not be fully aware of many of the specific requirements relating to these areas of business. Mr. Wilaiphan's decisions and choices may not take into account the business, marketing or sales strategies that are commonly deployed in the industry. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to his lack of experience in these areas. As a result, we may have to suspend or cease operations, which will result in the loss of your investment.

COMPENSATION MAY BE PAID TO OUR OFFICERS, DIRECTORS AND EMPLOYEES REGARDLESS OF OUR PROFITABILITY. SUCH PAYMENTS MAY NEGATIVELY AFFECT OUR CASH FLOW AND OUR ABILITY TO FINANCE OUR BUSINESS PLAN, WHICH WOULD CAUSE OUR BUSINESS TO FAIL.

Arraya Wilaiphan, our sole officer and director, is not presently receiving compensation. However, he and any future employees of our company may be entitled to receive compensation, payments and reimbursements regardless of whether we operate at a profit or a loss. Any compensation received by Mr. Wilaiphan, or the board of directors, which currently consists only of Mr. Wilaiphan, or any other personal that Mr. Wilaiphan in his capacity as sole officer and director, as applicable, will determine from time to time. We expect to reimburse our sole officer and director, and any future personnel, for any direct out-of-pocket expenses they incur on behalf of us.

WE MAY BE UNABLE TO ACQUIRE OR RETAIN SUBSCRIBERS.

We must acquire customers to subscribe to our proposed communications product in order to generate revenue and achieve profitability. If customers do not perceive our proposed communications product to be of high value and quality or if we fail to introduce a product that is customized to the needs and interests of our customers, we may not be able to acquire or retain customers.

We believe that many of our subscribers will originate from word-of-mouth and non-paid referrals from other subscribers, and therefore we must ensure that those subscribers remain satisfied and loyal to our company in order to continue receiving those referrals. Once we establish a subscriber base, if our efforts to satisfy our established subscribers are not successful, we may not be able to acquire new subscribers in sufficient numbers to continue to grow our business or we may be required to incur significantly higher marketing expenses in order to acquire new customers. A decline in the number of subscribers or in subscriber satisfaction would have an adverse effect on our business, financial condition and results of operations.

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We currently have no subscribers to our proposed communications product. We have not identified any subscribers and we cannot guarantee we ever will have any subscribers. Even if we obtain subscribers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our proposed communications product at a price and in a quantity that generates a profit.

THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY INTO THE MARKETPLACE FOR THE PRODUCT WE INTEND TO DEVELOP AND SELL.

Since our proposed communications product has yet to be developed, other persons may develop the same, or a substantially similar product, and bring it to market before we do. Alternatively, other persons may attempt to copy aspects of our business, including our website design, product or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before United States or international trademark offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or the results of operations.

WE PLAN TO CONDUCT INTERNATIONAL BUSINESS TRANSACTIONS AND WILL BE EXPOSED TO LOCAL BUSINESS RISKS IN DIFFERENT COUNTRIES, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

We intend to market and sell our proposed communications product internationally, and we expect to have customers located in many countries. Our international operations will be subject to the risks inherent in doing business in foreign countries, including, but not necessarily limited to:

•	New and different legal and regulatory requirements in local jurisdictions;

•	Potentially adverse tax consequences, including the imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments;

•	Risk of nationalization of private enterprises by foreign governments;

•	Legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and,

•	Local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

We may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where we intend to do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on our operations and upon our financial condition and results of operations.

Since our proposed communications product will be available for subscription over the Internet in foreign countries and we will have customers residing in foreign countries, foreign jurisdictions may require us to qualify to do business in their countries. We may be required to comply with certain laws and regulations of each country in which we conduct business, including laws and regulations currently in place or which may be enacted related to Internet sales and communications services available to the residents of each country from online sites located elsewhere.

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FAILURE TO COMPLY WITH EXISTING U.S. AND NON-U.S. PRIVACY LAWS AND REGULATIONS, OR THE ENACTMENT OF NEW PRIVACY LAWS OR REGULATIONS, COULD ADVERSELY AFFECT OUR BUSINESS.

A variety of U.S. and non-U.S. laws and regulations govern the collection, use, retention, sharing and security of consumer data. Existing privacy-related laws and regulations are evolving and are subject to potentially differing interpretations. In addition, U.S. and non-U.S. legislative and regulatory bodies may expand current laws or enact new laws regarding privacy matters. We intend to post privacy policies and practices concerning the collection, use and disclosure of subscriber data on our website. Several U.S. states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, U.S. Federal Trade Commission requirements or orders or other U.S. or non-U.S. privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others, or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of subscribers and adversely affect our business.

THE FAILURE OF THIRD-PARTY SYSTEMS OR THIRD-PARTY SERVICE AND SOFTWARE PROVIDERS UPON WHICH WE WILL RELY COULD ADVERSELY AFFECT OUR BUSINESS.

We will rely on certain third-party computer systems or third-party service and software providers, including data centers, technology platforms, back-office systems, Internet service providers and communication facilities. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If our arrangement with any third-party is terminated, we may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We plan to host our website and serve all of our potential subscribers from third-party Internet servers, which will be located at various data center facilities. Problems faced by these data center locations or with the telecommunications network providers with whom they may contract, could adversely affect the experience of our subscribers. If these data centers are unable to keep up with our growing needs for capacity or close without adequate notice, this could have an adverse effect on our business. Any changes in third-party service levels at these data centers or any errors, defects, disruptions, or other performance problems with these services could harm our reputation and adversely affect the performance of our proposed communications product. Interruptions in these services might reduce our sales revenues, subject us to potential liability and thereby adversely affect our business, financial condition, results of operations and cash flows.

We cannot guarantee that our website will operate or our proposed communications product will function without interruption or error. We are bound only by a best efforts obligation as regards the operation and continuity of service. Although we are not liable for the fraudulent access to data and/or accidental transmission through viruses or other harmful conduct in connection with the use of our website or proposed product, disruption of our communications service would adversely affect our business, financial conditions, results of operations and cash flows.

THERE IS A RISK THAT WE MAY BE UNABLE TO CONTINUE TO PROVIDE OUR PROPOSED COMMUNICATIONS PRODUCT OR CONTINUE OPERATIONS IF WE EXPERIENCE UNINSURED LOSSES OR AN ACT OF GOD.

We may, but are not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by businesses similar to our own. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, our computer systems could be rendered inoperable for protracted periods of time, which would impair our ability to maintain our website, market and sell our proposed communications product and collect revenues, thus adversely affecting our financial condition. In the event of a major civil disturbance, our operations could also be adversely affected. If such an uninsured loss should occur, we could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds.

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WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO EFFECTIVELY MANGE THE GROWTH OF OUR COMPANY.

We anticipate experiencing rapid growth in demand for our proposed communications product. We expect the number of our consultants, service providers, employees, and customers to increase over time once we launch our sales and marketing campaign, and we expect our growth to continue for the foreseeable future. The growth and expansion of our business and product offerings could place significant demands on our management and our operational and financial resources. We will need to manage multiple relationships with various consultants, customers, website developers and other third parties. To effectively manage the growth of our company, we will need to continually implement operational plans and strategies, improve and expand our infrastructure of people and information systems, and train and manage our future employee and third-party service provider base. Our inability to effectively manage the growth of our company would have an adverse effect on our business, financial condition and results of operations.

WE WILL BE SUBJECT TO PAYMENTS-RELATED RISKS.

We plan to accept payment for subscriptions to our proposed communications product using a variety of methods, including credit cards and debit cards. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. Not being a financial institution, we cannot belong to or directly access credit card associations, such as American Express, VISA, MasterCard, etc. As a result, we will have to rely on banks or payment processors to process transactions for us. If these companies become unwilling or unable to provide these services to us, our business and subscriber services will likely suffer substantial disruption. For certain payment methods, including credit and debit cards, we will be required to pay interchange and other fees, which may increase over time, raise our operating costs and lower our profitability. We will also be subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from consumers or facilitate other types of online payments, and our business and operating results could be adversely affected.

Risks Related to Our Common Stock

INVESTING IN THE COMMON STOCK OF OUR COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the shares offered in this prospectus is highly speculative and involves significant risks. Any person who cannot afford the loss of his or her entire investment should not purchase the offered shares. Our business objectives are also speculative and we may be unable to satisfy those objectives. The shareholders of our company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in our company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

IN THE EVENT THAT OUR SHARES ARE PUBLICLY TRADED, OUR STOCK PRICE MAY BE VOLATILE.

In the event that our shares are publicly traded, the market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the company's control, including the following:

•	Changes in the reliability or availability of our proposed product by us or our potential competitors;

•	Additions or departures of key personnel;

•	The company's ability to execute its business plan;

•	Operating results that fall below expectations;

•	Industry developments;

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In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the company's common stock.

AS A PUBLIC COMPANY, WE WILL INCUR SUBSTANTIAL EXPENSES.

Upon declared effectiveness of this registration statement by the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent Securities and Exchange Commission regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002 has also substantially increased the accounting, legal, and other costs related to becoming and remaining a Securities and Exchange Commission reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the Securities and Exchange Commission and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. As a result, we may not have sufficient funds to grow our operations. Additionally, our failure to comply with the U.S. securities laws could result in private or governmental legal action against the company and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our common stock, and the ability of stockholders to resell their stock.

WE HAVE NOT YET ADOPTED CERTAIN CORPORATE GOVERNANCE MEASURES.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the Securities and Exchange Commission, the New York and American Stock Exchanges and the NASDAQ Stock Market, as a result of the Sarbanes-Oxley Act, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of these corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because our sole director is non-independent, we do not currently have independent audit or compensation committees. As a result, our sole director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

IN THE EVENT THAT OUR SHARES ARE PUBLICLY TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A "PENNY STOCK."

In the event that our shares are publicly traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock," which is subject to various regulations involving disclosures to be given prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock." A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require acknowledgement that the investor understands the risks associated with buying penny stocks and can absorb the loss of the entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and an investor may not be able to buy or sell the stock when desired.

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IN THE EVENT THAT OUR SHARES ARE PUBLICLY TRADED, FINRA RULES MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Financial Industry Regulatory Authority (FINRA) has adopted rules that relate to the application of the Securities and Exchange Commission's "penny stock" rules and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. In the event that our shares are publicly traded and are considered to be a "penny stock," these FINRA requirements will make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder's ability to resell shares of our common stock.

IF WE ARE DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO SHAREHOLDERS.

In the event of our dissolution, any proceeds realized from the liquidation of our assets will be distributed to shareholders only after all the claims of our creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied.

INVESTORS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH. AS A RESULT, INVESTING IN OUR COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, since we have recently formed and have only a limited operating history and no earnings, the price of the offered shares is not based on our past earnings. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.02 per common share is substantially higher than the net tangible book value of $0.00074 per share of our common stock. Our assets do not substantiate a share price of $0.02 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward-looking share price subsequent to our obtaining a listing on any exchange, or becoming quoted on either the Over-The-Counter Bulletin Board or the OTC Markets, if ever.

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OUR MANAGEMENT COULD ISSUE ADDITIONAL SHARES OR CREATE AND ISSUE ADDITIONAL CLASSES OF SHARES, THEREBY DILUTING OUR CURRENT SHAREHOLDERS' EQUITY.

We have 200,000,000 authorized shares of common stock with a par value of $0.001 per share, of which 10,000,000 shares of common stock are currently issued and outstanding. If this offering is fully subscribed, 19,000,000 shares of common stock will be issued and outstanding after the offering terminates. We only have a single class of shares (i.e., common stock) and do not anticipate creating any additional classes of shares in the foreseeable future. Our management could, without the consent of our then existing shareholders, issue substantially more shares or create and issue additional classes of shares, potentially causing a large dilution in the equity position of our then existing shareholders. Additionally, large share issuances by us would generally have a negative impact on our share price. It is possible that, due to additional share issuance or the creation and issuance of additional classes of shares, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTOR SUBSCRIPTIONS.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or creditors file a petition for involuntary bankruptcy against us, investor funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, investors will lose their investment and their funds will be used to pay creditors and will not be used for developing our business.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on either our common stock, or on any class of preferred stock that may be created and issued, in the foreseeable future. Rather, we plan to retain earnings, if any, for the operation, growth and expansion of our business.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis. Therefore, no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The offering is being conducted on a "best efforts" basis and the offering scenarios that follow are for illustrative purposes only. The actual amount of proceeds, if any, may differ. The following table sets forth the use of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$45,000	$90,000	$135,000	$180,000

EXPENSES RELATED TO THIS OFFERING
Legal	$1,500	$1,500	$1,500	$1,500
Auditing	$5,000	$5,000	$5,000	$5,000
Third-party EDGAR Services	$1,650	$1,650	$1,650	$1,650
Transfer Agent and Certificate Printing	$1,200	$1,200	$1,200	$1,200
U.S. Securities and Exchange Commission Registration Fee	$20	$20	$20	$20
TOTAL OFFERING EXPENSES	$9,370	$9,370	$9,370	$9,370
TOTAL REMAINING NET PROCEEDS	$35,630	$80,630	$125,630	$170,630

EXPENSES TO MAINTAIN OUR REPORTING STATUS FOR 12 MONTHS AFTER EFFECTIVE DATE
Annual auditing and quarterly reviews	$10,000	$10,000	$10,000	$10,000
Third-party EDGAR services	$2,600	$2,600	$2,600	$2,600
Third-party XBRL expenses	$3,750	$3,750	$3,750	$3,750
TOTAL REPORTING EXPENSES	$16,350	$16,350	$16,350	$16,350
TOTAL REMAINING NET PROCEEDS	$19,280	$64,280	$109,280	$154,280

EXPENSES TO DEVELOP, TEST, SUPPORT AND MARKET OUR COMMIUNICATIONS PRODUCT
Hire third-party web developers to develop our website	$4,500	$9,000	$18,000	$24,000
Hire third party software developers to develop our communications product	$5,780	$30,280	$49,280	$59,280
Hire third parties to perform quality assurance testing and provide support services	$0	$10,000	$15,000	$20,000
Internet marketing	$6,000	$12,000	$24,000	$48,000
Internet	$2,000	$2,000	$2,000	$2,000
Telephone and miscellaneous office expenses	$1,000	$1,000	$1,000	$1,000
TOTAL DEVELOPMENT, TESTING, SUPPORTING AND MARKETING EXPENSES	$19,280	$64,280	$109,280	$154,280
TOTAL REMAINING NET PROCEEDS	$0	$0	$0	$0

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The actual costs may differ from the estimated figures outlined above. For our expected timeline for completion of our Plan of Operations, see Page 28.

The proceeds received from this offering will not be used, fully or in part, to pay salary or make any other payment to our sole officer and director, Mr. Wilaiphan. The estimated expenses to comply with our obligations under the federal securities laws in connection with the issuance and distribution of the securities in this offering are included in the $9,370 in expenses related to this offering as outlined above.

The U.S. Securities and Exchange Commission registration fee has been calculated pursuant to sections 6(b), 13(e), or 14(g) of the Securities Act of 1933, as amended. The fee is $100.70 per $1,000,000 (prorated for amounts less than $1,000,000). It is calculated by multiplying the aggregate offering amount by .00010070 ($180,000 x .00010070 = $18.13) and has been rounded up to $20 for the purpose of estimating our offering expenses.

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

The above expenditures are defined as follows:

Expenses Related to this Offering: Fees paid to our attorney and independent auditors for the preparation and filing of documents required by the U.S. Securities and Exchange Commission with respect to this registration statement, and other State and Federal documents. Additionally, fees paid to third-party EDGAR services for filing these documents with the U.S. Securities and Exchange Commission and fees paid to the transfer agent for issuing corporate stock and facilitating subsequent stock transactions and oversight, and the U.S. Securities and Exchange Commission registration fee described above.

Expenses to Maintain our Reporting Status for 12 Months after Effective Date: We expect to spend $10,000 per year for auditor's fees in relation to our annual audit and quarterly reviews. We expect to have annual costs related to EDGARization of $2,600 and XBRL mapping of $3,750.

For a more detailed description of the expenditures described above, please refer to our Plan of Operations on Page 28.

There is no assurance that we will be able to raise the entire amount of this offering. The chart on Page 20 details how we will use the proceeds if we raise only 25% or 50% or 75% of this offering.

If less than 100% of this offering is sold, we will have to reduce both our development and marketing plans. In order to try to guarantee the success of the development of our business, in this situation we will prioritize spending based on the viability of the Company. Therefore, we will allocate the majority of the funds raised to first hire third-party software developers to develop our communications product and, second, to hire third-party web developers to develop our website. Thereafter, if sufficient funds are available, we will invest in hiring third parties to perform quality assurance testing, support services and Internet marketing.

DETERMINATION OF OFFERING PRICE

The price of the current offering is fixed at $0.02 per share. As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

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DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by our sole officer and director for common equity since the Company's inception on August 25, 2015. Our sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the share price in this offering. Anyone investing in our common stock through this offering will immediately have significant dilution of his or her common stock.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders. The following tables compare the differences of your investment in our shares with the investment of our existing shareholders.

Existing Shareholder if 100% of the Shares are Sold:

Price per share	$0.02
Net tangible book value per share before offering	$0.0007
Potential gain to existing shareholder	$180,000
Net tangible book value per share after offering	$0.0089
Increase to present shareholders in net tangible book value per share after offering	$0.0094
Capital contributions	$180,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing shareholder	19,000,000
Percentage of ownership after offering	52.63%

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	Purchasers of Shares in this Offering if:
	25% of the Shares are Sold	50% of the Shares are Sold	75% of the Shares are Sold	100% of the Shares are Sold
Price per share	$0.02	$0.02	$0.02	$0.02
Dilution per share	$0.0165	$0.0139	$0.0121	$0.0106
Capital contributions	$45,000	$90,000	$135,000	$180,000
Percentage of capital contributions	82%	90%	93%	95%
Number of shares after offering held by public investors	2,250,000	4,500,000	6,750,000	9,000,000
Percentage of ownership after offering	18.37%	31.03%	40%	47.37%

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PLAN OF DISTRIBUTION

The offering price is $0.02 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All monies received from the offering will be available immediately for our use. This offering will be for a maximum period of three months from the effective date of the registration statement and may be extended for additional 90-day periods at our discretion.

Arraya Wilaiphan, our sole officer and director, will sell the shares in this offering.We have no intention of inviting broker/dealer participation in this offering. Mr. Wilaiphan will contact individuals with whom he has an existing or former business or personal relationship and will solicit their participation in this offering. Mr. Wilaiphan will not receive commission from the sale of the shares. Mr. Wilaiphan will not register as a broker/dealer pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with our company may participate in the offering of our securities and not be deemed to be a broker/dealer. The conditions are that:

•	The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934, as amended, at the time of his or her participation;

•	The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

•	The person is not, at the time of his or her participation, an associated person of a broker/dealer; and,

•

The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, in that he or she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Wilaiphan has not sold and will not sell our securities during the periods described, except pursuant to this offering. Mr. Wilaiphan is not subject to disqualification, is not being compensated in connection with this offering, has not during the past 12 months and is currently not a broker/dealer and is not associated with a broker/dealer. Mr. Wilaiphan is presently our sole officer and director and, at the end of the offering, will continue to be an officer and director of our company. Mr. Wilaiphan has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

Only after the Securities and Exchange Commission declares this registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute this prospectus to potential investors at the investment meetings and to friends, relatives and business associates of Mr. Wilaiphan, who are interested in a possible investment in this offering.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for a period of three months. We may extend the offering period for additional 90-day periods, unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If an investor decides to subscribe for any shares in this offering, that investor must:

•	Deliver a check or certified funds to us; and,

•	Execute and deliver a subscription agreement, which may be accepted or rejected at our sole discretion.

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Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. Subscriptions for shares in this offering will be accepted or rejected within 48 business hours after receipt. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions.

Regulation M

Arraya Wilaiphan, our sole officer and director, will not be purchasing any shares offered under this prospectus. We will comply with the provisions of Regulation M. Other than the foregoing, no consideration has been given to compliance with Regulation M of the Securities Exchange Act of 1934, amended. Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering, while easing regulatory burdens on offering participants.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our authorized common stock consists of 200,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the bylaws of our articles of incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

At this time we have not created nor anticipate creating any class of preferred stock. The bylaws of our articles of incorporation authorize the board of directors, without stockholder action, to provide for the creation and issuance of preferred stock in one or more classes and to determine with respect to each such class the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto.

Preemptive Rights and Non-Cumulative Voting

Our stockholders do not have preemptive rights to acquire additional shares of stock or securities convertible into shares of stock issued by our company. Also our stockholders do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, if fully subscribed, Arraya Wilaiphan, our present stockholder will own 52.63% of our outstanding shares.

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Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic condition, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest future earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in our control. Sections 78.378 through 78.3793 of the Nevada Revised Statutes relate to control share acquisitions that may delay, so as to make it more difficult to acquire our company or change the control of our company. However, these provisions only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger, and we do business in Nevada directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and, since this offering will not be made in the State of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing an acquisition or a change in our control.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until a transfer agent is retained, we will act as our own transfer agent.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge, no such proceedings are threatened or contemplated by any party.

DESCRIPTION OF BUSINESS

Business Development

We are a development-stage company, incorporated on August 25, 2015 in the State of Nevada, with a fiscal year end of August 31. We do not own or lease any property. The only employee of the Company is its sole officer and director, Arraya Wilaiphan. We are a development-stage company that intends to develop, market and sell a subscription communications service providing secure point-to-point e-mail messages and attachments. To date, our operations have been limited to researching the marketplace for our proposed communications product and the issues entailed in developing this product, as well as the preliminary design and development of our website. We have not yet implemented our business model or undertaken development of our proposed communications product. To date, we have generated no revenues from our operations.

Our Business

We intend to develop, launch, market and sell (via subscription), what will be (depending on user preferences) the most secure, closed point-to-point e-mail system available today. At the present time, privacy breeches in communications between friends, family members, corporate employees and even lovers, are daily events. Malicious attacks on personal and corporate data are difficult to control, particularly given today's open communications services and cloud storage offerings. Our proposed closed messaging system will be designed to alleviate the majority of security concerns inherent in the most popular, open style, text and e-mail communications systems available today.

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Our proposed messageBgone Application (MBA) is not an e-mail system per se (nor is it a replacement for conventional e-mail) and will not accept messages sent through other e-mail or communications providers. The MBA will also not permit messages to be sent via interface with other e-mail or communications providers. Only e-mail messages created within the MBA application and sent between MBA users will be allowed. This will create a completely closed and secure, point-to-point communications system between MBA subscribers, allowing them to send unlimited messages, in the format of e-mail, together with Portable Document Format (PDF) attachments, if desired. Once subscribed, an MBA user will be able to download either a Windows- or Mac-based software application that will facilitate the exchange of secure encrypted messages and attachments between MBA subscribers within the closed system.

Market Opportunity

Some of the weakest links in computer security result from the combination of computers utilizing operating systems such as Windows and OSI, together with web browsers such as Safari ™ and Explorer ™, with a multitude of known and ever-emerging security issues. Any messaging system running within a web browser can only be as secure as the browser itself and can readily lend itself to security breeches due to browser security shortcomings, rather than security issues with the computer program itself. Therefore, instead of being a web browser-based computer application, the MBA will function as a low-level application that will not interact with either computer operating systems or web browsers.

By writing low-level code that will operate independently, below a computer's operating system and outside of any web browser, there is little chance that a breech of the operating system or browser security will have any impact on the security of the MBA. For added security we intend to block the functionality of some operating system "hot keys" (such as "print screen" and "screen capture") to assist in the containment of the received message. We will also recommend other security precautions to our users in an effort to help them identify and remove malware, key-logging technologies and other types of spyware that could affect a MBA user's message security.

Every message and attachment sent via the MBA will be encrypted on the user's desktop utilizing AES 256 bit encryption and will then be uploaded to be stored on the messageBgone server, where it will remain encrypted until downloaded and unencrypted by the recipient MBA user. Additional security features will include no message logging, no password logging and no Internet Protocol logging or retention. Additionally, when a message is deleted from the messageBgone server it is truly gone forever. No copies of the message will ever be stored on either the sender's or the recipient's computer.

The MBA will allow a user to compose and send messages in the format of e-mail, attaching a PDF if desired, and view messages and PDF attachments only in the MBA. There will be no way to save a message or an attachment - only the ability to view it. Once the message's intended recipient downloads, unencrypts and views the message and/or attachment, it will be automatically deleted from the messageBgone server forever when the recipient closes their MBA. If a message is sent to a user and is undelivered for a period of five days (individual users may choose a shorter auto delete period), it will be also be permanently deleted from the server. The messageBgone server and the MBA will have no directory of users. Therefore, a message author will need to know the MBA address of the recipient and type it into the application on the creation of every message. Once a message is opened in the MBA it will remain on the user's screen for five minutes and will then permanently auto-delete. Additionally, the application will close in 120 seconds if there is no user interaction.

The Company will setup severs in various countries, depending on the most favorable hosting and security issues. (For example, Germany does not require severs to store a traffic logs of IP addresses and visitors.) The website that will be designed to allow customers to subscribe to and download the MBA service and will accept both traditional (Credit Cards, PayPal) and alternative (Bitcoins, hyper wallets) payment methods that will give customers additional levels of security with the option of total anonymity. If a MBA customer should choose to use an anonymous payment system such as Bitcoins, this MBA user would be anonymous even to us. Should an MBA user also choose to utilize their own one-time AES 256 bit encryption key for every message, they would enjoy the greatest level of security and anonymity available in the industry, as it could take hundreds or even thousands of years to decrypt a single message if it where ever to be intercepted.

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Employees and Employment Agreements

We have no employees other than our sole officer and director, Arraya Wilaiphan. Mr. Wilaiphan is also employed elsewhere, has the flexibility to work on our company approximately fifteen hours per week and may be prepared to devote additional time to our operations if required.

We presently do not have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to our director for time spent as a director.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this registration statement and prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement and prospectus, particularly in the section entitled "Risk Factors," which begins on Page 10.

Our audited financial statements are stated in U.S. dollars and are prepared in accordance with U.S. generally accepted accounting principles (US GAAP).

Company Overview

We are a development-stage company that intends to provide a subscription-based, highly secure, closed point-to-point communications service for messages and attachments. We have recently commenced business operations and have not generated any revenues to date.

Plan of Operations

Over the twelve-month period commencing upon the effective date of this prospectus, we intend to develop our corporate website and the messageBgone Application (MBA), in addition to launching sales and marketing activities.

Within 90 days of this prospectus becoming effective we intend to design the look and feel of our website. We will use a third party design service, like 99 Designs, or a similar service to design our website. Our anticipated expenditure on this effort is detailed in the table on Page 20.

Within 180 days of this prospectus becoming effective, we will hire a third party development firm to build our website and develop the MBA. We anticipate hiring a firm located in Eastern Europe, India or China to undertake these tasks. We expect the initial release of the MBA within 270 days of this prospectus becoming effective. We will initially develop the MBA for use on both the Windows and Mac platforms and will seek to develop the MBA for use on OSI and Android platforms in the future. Our anticipated expenditure on this effort is detailed in the table on Page 20.

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Within 270 days of this prospectus becoming effective, we anticipate developing our marketing materials, user guide and sales guide. We will also research publications that cater to our target market and attempt to get editorials in these publications to create additional product awareness. Our marketing efforts will be primarily Internet-based and may include some or all of the following:

•	Display Advertising - Using web banners or banner advertisements placed on third-party websites to drive traffic to our website and thereby increase awareness for our proposed products.

•

Search Engine Marketing - Promoting our website by increasing its visibility in search engines through the use of paid placement, contextual advertising, and paid inclusion, or through the use of free search engine optimization techniques.

•	Search Engine Optimization - Improving the visibility of our website in search engines via "natural" or un-paid ("organic" or "algorithmic") search results.

•	Social Media Marketing – Seeking to increase and gain traffic and attention to our website through creating and maintaining a presence on a variety of social media sites.

Traditional e-product marketing utilizing social media, non-spam e-mail, fax blasts and press releases will also be utilized to increase product awareness. Our anticipated expenditure on this effort is detailed in the table on Page 20. We expect to complete this phase within 360 days of the effective date of this prospectus.

We may attempt to raise additional money through private placements, public offerings or long-term loans in order to expand and enhance our proposed product offerings, enhance our presence in the marketplace, enter into different facets of the marketplace, increase our product sales and grow our business. We will also continue to refine our proposed product and optimize our Interned-based marketing efforts from the market feedback we expect to receive. We do not, at this point in time, have cost or timing estimates for these endeavors.

At present, Arraya Wilaiphan, our sole officer and director, through his investment in our common stock, has invested $10,000 in our company. Mr. Wilaiphan is willing to make additional financial commitments if required, but the total amount that he is willing to invest has not yet been determined. At the present time, we have not made any arrangements to raise additional cash other than through this offering; however, we intend to raise additional capital through private placements once we gain a quotation on the Over-The-Counter Bulletin Board or the OTC Markets, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend development and marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our development or marketing efforts because we do not have enough capital, we will cease our development and or marketing operations until we raise sufficient funds. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

We do not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial phases of our plan of operations. Once we are ready to begin development of our website and the MBA, we plan to hire independent consultants to do so.

We have no current plans, preliminary or otherwise, to merge with any other entity.

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Liquidity and Capital Resources

As of August 31, 2015, we had $5,945 in cash on hand and in the bank. We believe that this amount will clearly not satisfy our cash requirements for the next twelve months and, as such, we will need to raise proceeds through this offering or our sole officer and director will need to make additional financial commitments to our company, neither of which is guaranteed. In order for us to completely satisfy our cash requirements for the next twelve months, if this offering is not fully subscribed, we will require additional equity financing, most likely in the form of private placements of common stock. There is no additional offering planned at present.

We believe that if subsequent private placements are successful, this may allow us to operate our business to a point where we are generating sales revenues. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our cash requirements for the next twelve months.

If we are unsuccessful in raising the additional proceeds through private placements we will then have to seek additional funds through debt financing, which would be extremely difficult and perhaps impossible for a new development-stage company to secure. However, if such financing were to be available, because we are a development-stage company with little or no operations, we would likely have to pay additional costs associated with high-risk loans and be subject to above-market interest rates. At such time as these funds may be required, we would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth in addition to managing the debt load. If we cannot raise additional proceeds through private placements or debt financings, we would be required to cease business operations. As a result, an investor would lose all of their investment.

The staged development of our business operations (including our website and the MBA) will continue over the twelve-month period immediately following the effective date of our Registration Statement. Other than hiring independent consultants to design and develop our website and the MBA and engage in marketing activities, we do not anticipate hiring any other independent consultants. We do not expect to purchase any significant equipment or facilities and we do not anticipate hiring any employees. Our current material commitments include the total costs of the planned offering as provided herein, estimated at $9,370.

Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no substantial revenues are anticipated until we have completed the financing anticipated in this offering. Accordingly, we must raise cash from sources other than from the sale of our proposed communications product. Our only other source for cash at this time is investments by others in this offering. We must raise cash to implement our business strategy and stay in business. If this offering is not fully subscribed, we will likely not have adequate funds for us to operate for at least twelve months. In addition to raising additional capital, our success or failure will be determined by our ability to launch our website, develop the MBA and successfully market and sell the MBA.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights under trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

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While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, we believe that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of data storage. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company's common stock for at least twelve months to sell within any three-month period a number of shares that does not exceed the greater of:

1.	One percent of the number of shares of the subject company's common stock then outstanding which, in our case, will equal 5,000 shares as of the date of this prospectus; or,

1.	The average weekly trading volume of the subject company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of common stock under Rule 144 are also subject to manner of sale provisions, notice requirements, and the subject company must be current in its public information filings.

Under Rule 144(k), a person who is not one of the subject company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 10,000,000 shares of our common stock that may be sold pursuant to Rule 144 after August 25, 2016. Rule 144 applies to the 10,000,000 shares of our common stock except that subparagraph (k) of Rule 144 states that all shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company. Three months after such persons cease to be affiliates of our company, sales may be made after the two-year period from the issue date without Rule 144 limitations under Rule 144(k).

We are registering 9,000,000 shares of our common stock under the Securities Act of 1933, as amended, for sale. There is currently one holder of record of our common stock.

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our articles of incorporation or bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near or foreseeable future.

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Shares of our common stock may be subject to rules adopted by the U.S. Securities and Exchange Commission, which regulate broker/dealer practices in connection with transactions in "penny stocks." "Penny stock" is defined to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker/dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 (or $300,000 jointly with their spouse). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a format prescribed by the U.S. Securities and Exchange Commission. This document provides information about penny stocks and the nature and level of risks in the penny stock marketplace. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules the broker/dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker/dealers to trade our securities.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel is named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock. No expert or counsel was employed on a contingency basis or had, or is to receive, in connection with the offering, any interest, directly or indirectly, in our company. Nor was any expert or counsel connected with our company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from inception, on August 25, 2015, through August 31, 2015, included in this prospectus, have been audited by: Kyle L. Tingle CPA, LLC, 3145 Warm Springs Road, Suite 200, Las Vegas, Nevada 89120. Telephone number: (702) 450-2200. Facsimile number: (702) 436-4218. Their report is also included in this prospectus and is provided on their authority as experts in accounting and auditing.

Befumo & Schaeffer PLLC, our independent legal counsel, has provided an opinion on the validity of our common stock. Their contact information is as follows: 1629 K Street, NW, Suite 300, Washington, D.C. 20006. Telephone number: (202) 669-0619. Facsimile number: (202) 478-2900.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. Our audited financial statements are stated in U.S. dollars and are prepared in conformity with U.S. generally accepted accounting principles (US GAAP).

Our financial statements for the period from August 25, 2015 (date of inception) to August 31, 2015 immediately follow:

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messageBgone, Inc.

INDEX TO FINANCIAL STATEMENTS

From Inception on August 25, 2015

Through August 31, 2015

33

MESSAGEBGONE, INC.

BALANCE SHEET

August 31, 2015

ASSETS

CURRENT ASSETS
Cash	$5,945
Prepaid expenses	1,500
Total Current Assets	7,445

TOTAL ASSETS	$7,445

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	-

TOTAL CURRENT LIABILITIES	-

STOCKHOLDERS' EQUITY
Common Stock
Authorized 200,000,000 shares of common stock, $0.001 par value, Issued and outstanding 10,000,000 shares of common stock as of August 31, 2015	10,000
Accumulated deficit	(2,555)

TOTAL STOCKHOLDERS' EQUITY	7,445

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,445

The accompanying notes are an integral part of these financial statements.

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MESSAGEBGONE, INC.

STATEMENT OF OPERATIONS

From inception (August 25, 2015) to August 31, 2015

REVENUE	$-

EXPENSES
Office and general	2,555

TOTAL EXPENSES	(2,555)

NET LOSS	$(2,555)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF BASIC COMMON SHARES OUTSTANDING – BASIC AND DILUTED	10,000,000

The accompanying notes are an integral part of these financial statements.

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MESSAGEBGONE, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM AUGUST 25, 2015 (INCEPTION) TO AUGUST 31, 2015

	Common Stock			Share	Deficit Accumulated During the
	Number of shares	Amount	Additional Paid-in Capital	Subscription Receivable	Development Stage	Total

Balance, August 25, 2015 (inception)	-	$-	$-	$-	$-	$-

Shares issued for cash- at $0.001 per share
-August 25,2015	10,000,000	$10,000	-	-	-	10,000

Net loss for the period ended August 31, 2015	-	-	-	-	$(2,555)	$(2,555)

Balance, August 31, 2015	10,000,000	$10,000	$-	$-	$(2,555)	$7,445

The accompanying notes are an integral part of these financial statements.

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MESSAGEBGONE, INC.

STATEMENT OF CASH FLOWS

From August 25, 2015 (date of inception) to August 31, 2015

OPERATING ACTIVITIES
Net loss for the period	$(2,555)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities
Increase in prepaid expenses	(1,500)

NET CASH (USED IN) OPERATING ACTIVITIES	(4,055)

FINANCING ACTIVITIES
Proceeds on sale of common stock	10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,000

NET INCREASE IN CASH	5,945

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$5,945

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the period for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements.

37

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

MessageBgone, Inc. was incorporated in the State of Nevada as a for-profit Company on August 25, 2015 and established a fiscal year end of August 31. The Company intends to develop, market and sell the most secure, closed point-to-point messaging system available today.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $2,555. As at August 31, 2015, the Company has working capital equity of $7,445. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of August 31, 2015 the Company has funded initial expensed through advances from the president. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of August 31, 2015.

Financial Instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair value of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

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Loss per Common Share

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") OpinionNo. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at August 31, 2015 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15, "Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern" ("ASU 2014-15"). ASU 2014-15, which is effective for annual reporting periods ending after December 15, 2016, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under U.S. GAAP. The Company does not anticipate that the adoption of ASU 2014-15 will have a material impact on its financial statements.

In June 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation," ("ASU 2014-10"). ASU 2014-10 removes the definition of a development stage entity from the ASC, thereby removing the financial reporting distinction between development stage entities and other reporting entities from GAAP. In addition, ASU 2014-10 eliminates the requirements for development stage entities to (1) present inception-to-date information in the statements of operations, cash flows, and stockholders' equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. ASU 2014-10 is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The Company has elected to adopt ASU 2014-10 effective with this registration statement on Form S-1 and its adoption resulted in the removal of previously required development stage disclosures.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – CAPITAL STOCK

The Company's capitalization is 200,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of August 31, 2015, the Company has not granted any stock options and has not recorded any stock-based compensation.

On August 25, 2015, the Company issued 10,000,000 common shares at $0.001 per share to the sole director and president of the Company for cash proceeds of $10,000.

NOTE 4 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

August 31, 2015

Net loss before income taxes	$(2,555)
Income tax rate	$35%
Income tax recovery	(894)
Non-deductible	-
Valuation allowance change	894

Provision for income taxes	$–

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The significant components of deferred income tax assets at August 31, 2015 are as follows:

August 31, 2015
Net operating loss carry-forward	$894
Valuation allowance	(894)

Net deferred income tax asset	$–

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of August 31, 2015, the Company has no unrecognized income tax benefits. The Company's policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended August 31, 2015 no interest or penalties have been accrued as of August 31, 2015. As of August 31, 2015, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax year from 2015 and forward remain open to examination by federal and state authorities due to net operating loss and credit carry forwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Our auditors are Kyle L. Tingle, CPA, LLC, operating from their offices located at 3145 Warm Springs Road, Suite 200, Las Vegas, Nevada 89120. Telephone number: (702) 450-2200. Facsimile number: (702) 436-4218. There have been no changes in or disagreements with our accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

At each annual meeting of stockholders, qualified directors will be elected to hold office until the next annual meeting of stockholders. Each director will hold office until the expiration of the term for which elected and until a qualified successor has been elected. The officers of our company are appointed by our board of directors and may hold office for such term as prescribed by our board of directors or until such person's death or removal from office.

The name, address, age, and position of our present officer(s) and director(s) is set forth below:

NAME AND ADDRESS	AGE	POSITION(S)

Arraya Wilaiphan 53 Moo 3 Tha Hin, Banpho Chachoengsao 24130 THAILAND	25	President, Secretary, Treasurer and Director

On August 25, 2015, Arraya Wilaiphan was appointed as our sole director. On August 26, 2015 Mr. Wilaiphan was appointed to the officer-level positions set forth in the above table.

Background of Officer(s) and Director(s)

Mr. Wilaiphan, aged 25, is a national and citizen of Thailand. He graduated (high school) from the Chachoengsao Vocational College (Chachoengsao, Thailand) in February 2008.

From March to July 2008, Mr. Wilaiphan was engaged in the assembly of electronic components at the electronic factory operated by Royal Home Electronics Co., Ltd. in Chachoengsao, Thailand.

From January 2009 to May 2013, Mr. Wilaiphan worked as a cashier at a gas station operated by PTT Public Company Limited in Chachoengsao, Thailand.

In June 2013, Mr. Wilaiphan was ordained as a Buddhist monk at the Wat Gawchan temple in Chachoengsao, Thailand, where he remained until January 2014.

From January 2014 to March 2105, Mr. Wilaiphan was self-employed as a freelance costume designer (travelling throughout Thailand as required), during which time he designed the elaborate costumes required for the participants in traditional Thai dance and drama performances.

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Since April 2015, Mr. Wilaiphan has owned and operated MM Flowers in Chachoengsao, Thailand, where he and his staff are engaged in traditional Thai floral design for weddings, funerals, religious ceremonies and home-based events.

Conflicts of Interest

At the present time, we do not foresee any direct conflict of interest between Mr. Wilaiphan's other business interests and his involvement in our company. Mr. Wilaiphan has the flexibility to work for our company approximately 15 hours per week and may be prepared to devote additional time to our operations if required.

Involvement in Certain Legal Proceedings

Mr. Wilaiphan, our sole officer and director, has not been involved in any of the following events during the past 5 years:

1.	Any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within 2 years prior to that time;

2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or,

4.

Being found by a (i) court of competent jurisdiction (in a civil action), (ii) the Securities and Exchange Commission, or (iii) the Commodity Futures Trading Commission, to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Summary of Compensation

We have made no provisions at this time for paying cash and/or non-cash compensation to our sole officer and director.

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The following table sets forth the compensation paid by us from inception on Agust 25, 2015 through the effective date of this prospectus. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer(s) up to the effective date of this prospectus. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Arraya Wilaiphan President, Secretary, Treasurer and Director	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

We did not pay any other salaries. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as an incentive for performance.

Employment Agreements

At present, we have no employees other than our current sole officer and director, Arraya Wilaiphan. At this time, we do not have any employment agreements with Mr. Wilaiphan or with any other individual. If there is sufficient cash flow available from our future operations, we may in the future enter into a written employment agreement with our sole officer and director, or enter into employment agreements with future key staff members.

Director Compensation

We do not compensate our director for his services.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by Arraya Wilaiphan, our sole officer and director, and the present owners (if any) of 5% or more of our total outstanding shares. The table also reflects what this percentage ownership will be assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to these shares.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class	Percentage of Ownership Assuming 100% of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold
Common Stock	Arraya Wilaiphan	10,000,000	100%	52.63%	59.70%	68.97%	81.63%
	All Officers and Directors as a Group (1 person)	10,000,000	100%	52.63%	59.70%	68.97%	81.63%

_________________

(1)

The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his share ownership. Mr. Wilaiphan is the only "promoter" of our company.

CHANGES IN CONTROL

We are unaware of any contract, or other arrangement or provision in our articles of incorporation or bylaws, which would result in a change of control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties have, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that have or will materially affect us, other than as noted in this section:

1.	Any of our directors or officers;

2.	Any person proposed as a nominee for election as a director;

3.	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

4.	Any of our promoters; and,

5.	Any member of the immediate family (including spouse, parents, children, step-parents, step-children, siblings and in-laws) of any of the foregoing persons.

On August 25, 2015 we issued a total of 10,000,000 shares of common stock to Arraya Wilaiphan, our sole officer and director, for total cash consideration of $10,000. This was accounted for as a purchase of common stock.

Our sole director is not independent because he is an executive officer of our company. The determination of the independence of a director has been made using the definition of "independent director" contained under NASDAQ Marketplace Rule 4200(a)(15).

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REPORTS TO SECURITY HOLDERS

After we complete this offering, we will not be required to furnish investors with an annual report. Further, we will not voluntarily send investors an annual report. We will be required to file reports with the Securities and Exchange Commission under section 15(d) of the Securities Exchange Act of 1934. These reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at (202) 551-8090 or emailing publicinfo@sec.gov. The Securities and Exchange Commission also maintains an Internet website that will contain copies of the reports we file electronically. The address for the Internet website is www.sec.gov.

DISCLOSURE OF THE SECURITIES AND EXCHANGE COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT OF 1933 LIABILITIES

Our bylaws provide that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our representatives against expenses and shall have the power to advance to each such representative expenses incurred in defending any proceeding to the maximum extent permitted by Nevada law.

Under our bylaws, the term "representative" includes any person who is or was a director, officer, employee or other representative of our company; or is or was serving at the request of our company as a director, officer, employee or representative of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or representative of a foreign or domestic corporation which was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation. The term "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term "expenses" includes, without limitation, attorney fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a representative of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

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SUBJECT TO COMPLETION, DATED ____________, 2015

PROSPECTUS

messgageBgone, Inc.

9,000,000 SHARES

COMMON STOCK

Dealer Prospectus Delivery Obligation

Until ____________________, 2015, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II - INFORMATION NOT REQUIRED IN THIS PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by us, are as follows:

Accounting Fees	Legal Fees	SEC Fees	Miscellaneous Fees	Total Fees
$5,000	$1,500	$20	$2,850	$9,370

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

•

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

•

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and,

•

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in a specific case upon which a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	By our stockholders;

•	By our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or,

•	By court order.

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Our bylaws provide that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our representatives against expenses and shall have the power to advance to each such representative expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

Under our bylaws, the term "representative" includes any person who is or was a director, officer, employee or other representative of our company; or is or was serving at the request of our company as a director, officer, employee or representative of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or representative of a foreign or domestic corporation which was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation. The term "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term "expenses" includes, without limitation, attorneys' fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a representative of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the U.S. Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our independent legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

On August 25, 2015 we issued 10,000,000 shares of common stock to Arraya Wilaiphan, our sole officer and director, for cash proceeds of $10,000, or $0.001 per share. We issued these 10,000,000 shares of common stock relying on Section 4(2) of the Securities Act of 1933, as amended.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibits

3(i)	Articles of Incorporation of messageBgone, Inc., dated August 25, 2015.

3(ii)	Bylaws of messageBgone, Inc., approved and adopted on August 26, 2015.

5	Opinion of Befumo & Schaeffer PLLC, regarding the legality of the securities being registered

23.1

Consent of Kyle L. Tingle, CPA, LLC, regarding the use of the report of the auditors and the financial statements of messageBgone, Inc. in this Registration Statement for the period ending August 25, 2015.

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this, the effective registration statement, to:

a.	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the effective registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low- or high-end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and,

c.	To include any additional or changed material information on the plan of distribution.

2.

For determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned issuer undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchasers by means of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

c.	The portion of any free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and,

d.	Any other communication that is an offer (in the offering) made by the registrant to the purchaser.

5.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its independent legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

6.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tha Hin, Sub-District of Banpho, Province of Chachoengsao, Country of Thailand, on this 16th day of November, 2015

messageBgone, Inc.

By:	/s/ Arraya Wilaiphan
Arraya Wilaiphan
President and Director Principal Executive Officer
Principal Financial OfficerPrincipal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Date: November 16, 2015	By:	/s/ Arraya Wilaiphan
Arraya Wilaiphan
President and Director Principal Executive Officer
Principal Financial OfficerPrincipal Accounting Officer

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